Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144140 and 333-219798) of GSI Technology, Inc. of our report dated June 5, 2017 relating to the financial statements which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 1, 2018